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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 4, 1999

                                WAVO Corporation
             (Exact name of registrant as specified in its charter)



Indiana                            0-24858                         86-0491428
--------------------------------------------------------------------------------
(State or other                    (Commission                   (IRS Employer
jurisdiction of                    File Number)                  Identification
incorporation)                                                      Number)


             3131 East Camelback Road, Suite 320, Phoenix, AZ 85016
                    (Address of principal executive offices)

Registrant's telephone number, including area code:  (602) 952-5500



                                 Not Applicable
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

         On October 4, 1999, the Company issued 1,500 shares of its Series D Convertible Preferred Stock and related Warrants in a private placement to institutional investors. The Company estimates the net proceeds of the offering, after expenses, to be approximately $13,925,000. The Series D Convertible Preferred Stock is subject to the terms and conditions of the Articles of Amendment attached hereto as Exhibit 3.1. The Warrants are subject to the terms and conditions of the form of Warrant attached hereto as Exhibit 4.1. Pursuant to a Registration Rights Agreement attached as Exhibit 4.2, the Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the shares of Common Stock issuable pursuant to the terms of the Series D Preferred Stock and related Warrants. The terms of the private placement are more fully set forth in the Securities Purchase Agreement attached hereto as Exhibit 10.1.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

Exhibit
 Number        Description
 ------        -----------

3.1            Articles of Amendment

4.1            Form of Warrant

4.2            Registration Rights Agreement

10.1           Securities Purchase Agreement


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                WAVO CORPORATION


Dated: October 5, 1999
                               Kenneth D. Swenson
                               Executive Vice President, Chief Financial Officer and Treasurer